UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 10, 2007
Date of Report
(Date of earliest event reported)

TOWER GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

120 Broadway, 31st Floor,
New York, NY	10271
(Address of principal executive offices)	(Zip Code)

(212) 655-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 10, 2007, Tower Group, Inc. (the “Company”) completed the acquisition of 100% of the issued and outstanding common stock of Preserver Group, Inc., a New Jersey corporation (“Preserver”), pursuant to the Stock Purchase Agreement (the “Agreement”), dated as of November 13, 2006, by and among the Company, Preserver and the Sellers named therein.  The Company paid a total of $65 million—$34.2 million in cash consideration to the Sellers and a contribution of $30.8 million to the capital of Preserver to enable Preserver to repay the principal and accrued interest of indebtedness held by certain of the Sellers.

Item 5.02. Appointment of Certain Officers.

Concurrent with the closing of the acquisition of Preserver on April 10, 2007, the Company appointed Patrick J. Haveron as Senior Vice President and Chief Operating Officer.

Before his appointment as Senior Vice President and Chief Operating Officer of the Company, Mr. Haveron was Preserver’s President and Chief Executive Officer and a member of Preserver’s board of directors.  Mr. Haveron, age 45, joined Preserver in 1988 after working for Coopers & Lybrand from 1983 to 1988.  Before becoming President of Preserver in 2004, Mr. Haveron served in a variety of financial and executive leadership roles with Preserver.  Mr. Haveron received a B.S. in Accounting from the University of Scranton in 1983 and is a New Jersey licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and Financial Executives International.  Mr. Haveron is actively involved in industry matters, including the Property Casualty Insurers Association of America, and he is a member of that association’s Board of Governors.

Under Mr. Haveron’s employment agreement, dated as of November 12, 2006, Mr. Haveron has agreed to serve as Senior Vice President and Chief Operating Officer and/or in such other positions as the Chief Executive Officer may assign. Mr. Haveron’s term of service under this agreement will continue for two years followed by automatic additional one-year terms unless notice not to extend the term is provided by the Company or Mr. Haveron at least one year prior to the end of the term. Mr. Haveron will receive a minimum annual base salary of $350,000 and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus being 30% of his annual base salary. Mr. Haveron’s salary and target annual bonus are subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors; however, his salary cannot be decreased below $350,000. Mr. Haveron may also participate in the Company’s long-term incentive plans.

If Mr. Haveron’s employment terminates as a result of disability or death, Mr. Haveron’s employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus. Additionally, all of Mr. Haveron’s equity-based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates.

If the Company terminates Mr. Haveron’s employment agreement for cause, which includes conviction of, or Mr. Haveron’s pleading nolo contendere to, a felony involving moral turpitude, gross negligence or gross misconduct, or if Mr. Haveron voluntarily terminates his employment agreement with the Company without good reason, as defined in the employment agreement, all of the Company’s obligations under the agreement cease and Mr. Haveron will only be entitled to receive his accrued base salary. In the case of termination for cause, all outstanding incentive awards are forfeited. In the case of voluntary termination by Mr. Haveron without good reason, Mr. Haveron will have three months to exercise any vested stock options, while all unvested incentive awards are forfeited.

If the Company terminates Mr. Haveron’s employment without cause or if Mr. Haveron terminates his employment with good reason, as defined in the employment agreement, then Mr. Haveron is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 100% of the sum of his annual base salary and his target annual bonus, (iii) the continuation of life, accident and health insurance coverage for one year and (iv) at least three months to exercise any vested equity awards (or until the last day of the equity term, whichever occurs first). If the Company terminates Mr. Haveron’s employment agreement without cause, or if Mr. Haveron terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control, as defined in the employment agreement, Mr. Haveron is entitled to receive the foregoing benefits and he is also entitled to immediate vesting of his previously unvested stock awards.

The employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Internal Revenue Code.

If Mr. Haveron retires with at least 15 years of service and after attaining 55, he will receive his accrued base salary through the termination date a prorated target bonus and applicable retiree benefits. His outstanding equity-based awards shall vest on the termination date and his vested stock options will remain exercisable until the last day of the option term.

Mr. Haveron is also subject under the terms of his employment agreement to non-competition provisions in the states of New York and New Jersey and non-solicitation provisions for a period of one year after termination of employment, along with ongoing confidentiality and non-disclosure requirements.

Item 8.01. Other Events.

The Registrant issued a press release on April 10, 2007 announcing the completion of the acquisition of Preserver.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, dated as of November 12, 2006, by and between Tower Group Inc. and Patrick J. Haveron.

99.1	Press Release, dated April 10, 2007, issued by Tower Group, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2007

TOWER GROUP, INC.

By:	/s/ Stephen L. Kibblehouse
Stephen L. Kibblehouse
Senior Vice President and General Counsel